UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

CORSAIR GAMING, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39533	82-2335306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
47100 Bayside Pkwy Fremont, California 94538
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 657-8747

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRSR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2021, Corsair Gaming, Inc., (the “Company”) entered into an operating lease agreement the (“New Lease”), with Campus 237 Owner LLC, a Delaware limited liability company, for its new headquarters located at 115 N. McCarthy Boulevard, Milpitas, CA (the “New Headquarters”). Under the New Lease, the Company is renting approximately 118,127 square feet of building space for the New Headquarters. The lease term of this new agreement is 126 months with commencement date of March 1, 2022. The annual base rent under the New Lease will be: $3,756,438 for the first 12 months of the lease; $3,869,161 for months 13 through 24 of the lease; $3,985,205 for months 25 through 36 of the lease; $4,104,761 for months 37 through 48 of the lease; $4,227,904 for months 49 through 60 of the lease; $4,354,741 for months 61 through 72 of the lease; $4,485,384 for months 73 through 84 of the lease; $4,619,945 for months 85 through 96 of the lease; $4,758,544 for months 97 through 108 of the lease; $4,901,300 for months 109 through 120 of the lease; and $2,524,169 for months 121 through 126 of the lease. Pursuant to the New Lease, so long as the Company is not in default in any provision of the New Lease, for months 1 through 6 of the lease, the Company is entitled to rent abatements of $313,036 per month and its share of Operating Costs and Taxes, and for months 7 through 12 of the lease, the Company is entitled to rent abatements of $156,518 per month and 50% of its share of Operating Costs and Taxes. The Company is renting the New Headquarters on a triple net lease basis whereby it is responsible for maintenance and must reimburse the landlord for its share of Operating Costs and Taxes (each as defined in the New Lease). The total undiscounted fixed lease payment for this agreement is approximately $45.6 million.

The lease agreement for the Company’s existing Fremont headquarters will expire in March 2022.

The foregoing description of the material terms of the New Lease is qualified in its entirety by reference to the full text of the New Lease, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORSAIR GAMING, INC.

Date: May 3, 2021	By:	/s/ Michael G. Potter
Michael G. Potter
Chief Financial Officer (Principal Financial Officer)

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